[Letterhead]

For Immediate Release
Contact: Jeff Paletz, President
Choicetel Communications, Inc.
952-249-1806

August 15, 2001, Minneapolis- Choicetel Communications, Inc. (NASDAQ): PHON Announced that it has been notified by NASDAQ that the Company's common stock has failed to maintain a minimum market value of public float (MVPF) of $1,000,000 over the last 30 consecutive trading days as required by the Nasdaq SmallCap Market under Marketplace rule 4310(c)(7) (the "Rule"). The company has until November 12, 2001 to regain compliance with the Rule or be subject to its stock being delisted from trading in the NASDAQ smallcap market. In the event the company is not in compliance by the NASDAQ deadline it intends to seek a hearing and will expect to appeal any decision to delist its stock.

The company previously announced that it has commenced a stock repurchase plan and expects to continue buying up to 10% of the shares of its stock on the open market.

Choicetel Communications also announced that it has filed for a 5-day extension to file its second quarter Report on form 10-QSB with the SEC.